  As filed with the Securities and Exchange Commission on September 29, 1998
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of report (Date of earliest event reported):  September 14, 1998


                              GENESIS DIRECT, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)



                0-24173                                22-3449666
        (Commission File Number)          (I.R.S. Employer Identification No.)

        100 Plaza Drive, Secaucus, NJ                    07094
  (Address of Principal Executive Offices)             (Zip Code)



                                 (201) 867-2800
              (Registrant's Telephone Number, Including Area Code)



                                With a copy to:
                            Ira A. Greenstein, Esq.
                            Morrison & Foerster LLP
                          1290 Avenue of the Americas
                               New York, NY 10104

________________________________________________________________________________

Item 2.   Acquisition or Disposition of Assets.

     On August 5, 1998, Genesis Direct Forty-Three, LLC (the "Buyer"), a wholly-owned subsidiary of Genesis Direct, Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement"), by and among the Buyer, Carol Wright Gifts, Inc. (the "Seller") and Cox Target Media, Inc. (the "Parent"), pursuant to which the Buyer agreed to purchase substantially all of the assets and assumed certain of the liabilities of the Seller. The Asset Purchase Agreement was subsequently amended by Amendment No. 1 thereto, dated as of September 14, 1998 (the "Amendment"), by and among the Buyer, the Seller and the Parent. The closing of the acquisition took place on September 14, 1998. The Seller, which includes the Applecreek catalog, markets via direct mail a variety of products, many of which are part of the Buyer's core merchandise offerings.

     Pursuant to the Asset Purchase Agreement and the Amendment, the Buyer acquired the Seller's assets, including inventory, and rights to certain intellectual property of Seller's affiliates and assumed certain liabilities of the Seller, in exchange for (a) 2,400,000 shares of the Company's common stock, $.01 par value per share ("Company Stock"), (b) a convertible promissory note (the "Note") of the Company in the original principal amount of $12,750,000, bearing interest at an annual rate equal to one-half a percentage point above the interest rate publicly announced by Citibank, N.A., New York, New York, and
(c) cash in the amount of $100,000. The Note is payable in its full amount on March 14, 2001; provided, that, in lieu of such payment, the holder of the Note may at any time after the Conversion Date (as defined below) convert the principal amount of the Note at a conversion price of $12.75 per share into 1,000,000 shares of Company Stock, subject to certain adjustments. The Conversion Date is the date immediately following the tenth consecutive trading day at which the closing price of the Company Stock on the Nasdaq
Stock Market on each such day as reported in the Wall Street Journal was equal to or exceeded $12.75. Pursuant to the terms of the Note, upon the occurrence and continuation of an event of default, the Note is convertible into shares of the Company Stock at a significantly lower conversion price. The Seller had sales of approximately $118 million in the fiscal year ended December 31, 1997.

     The information set forth above is qualified in its entirety by reference to the Asset Purchase Agreement and the Amendment, which are incorporated herein by reference. The Company hereby agrees to furnish supplementally copies of any omitted exhibits or schedules to the Asset Purchase Agreement and the Amendment to the Securities and Exchange Commission upon request.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.  The financial statements
          -----------------------------------------
required by this Item 7(a) will be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date of the filing hereof.

     (b)  Pro Forma Financial Information.  The pro forma financial information
          -------------------------------
required by this Item 7(b) will be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date of the filing hereof.

     (c)  Exhibits.
          --------

          2.1 Asset Purchase Agreement, dated as of August 5, 1998, by and among Genesis Direct Forty-Three, LLC, Carol Wright Gifts, Inc. and Cox Target Media, Inc.

          2.2 Amendment No. 1 to the Asset Purchase Agreement, dated as of September 14, 1998, by and among Genesis Direct Forty-Three, LLC, Carol Wright Gifts, Inc. and Cox Target Media, Inc.

          4.1 Registration Rights Agreement, dated as of September 14, 1998, by and between Genesis Direct, Inc. and Carol Wright Gifts, Inc.

          4.2 Convertible Note, dated September 14, 1998, made by Genesis Direct, Inc. in favor of Carol Wright Gifts, Inc.

          4.3 Escrow Agreement, dated as of September 14, 1998, by and among Genesis Direct Forty-Three, LLC, Carol Wright Gifts, Inc. and State Street Bank and Trust Company.

          99.1  Press Release issued by the Registrant, dated September 15,
                1998.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  GENESIS DIRECT, INC.


                                  By: /s/ Ronald Benanto
                                      -------------------------------------
                                      Ronald Benanto
                                      Vice President and Chief Financial Officer
Date: September 29, 1998

Exhibit   Index
Number    Description
-------   -----------
  2.1 Asset Purchase Agreement, dated as of August 5, 1998, by and among Genesis Direct Forty-Three, LLC, Carol Wright Gifts, Inc. and Cox Target Media, Inc.

  2.2 Amendment No. 1 to the Asset Purchase Agreement, dated as of September 14, 1998, by and among Genesis Direct Forty-Three, LLC, Carol Wright Gifts, Inc. and Cox Target Media, Inc.

  4.1 Registration Rights Agreement, dated as of September 14, 1998, by and between Genesis Direct, Inc. and Carol Wright Gifts, Inc.

  4.2 Convertible Note, dated September 14, 1998, made by Genesis Direct, Inc. in favor of Carol Wright Gifts, Inc.

  4.3 Escrow Agreement, dated as of September 14, 1998, by and among Genesis Direct Forty-Three, LLC, Carol Wright Gifts, Inc. and State Street Bank and Trust Company.

  99.1    Press Release issued by the Registrant, dated September 15, 1998.